EXHIBIT 4.3
AMBAC ASSURANCE CORPORATION

as Issuer
and
THE BANK OF NEW YORK MELLON

as Trustee and Note Collateral Agent
‑‑‑‑‑‑‑‑‑
INDENTURE
DATED AS OF FEBRUARY 12, 2018
‑‑‑‑‑‑‑‑‑
PROVIDING FOR THE ISSUANCE OF SENIOR NOTES SECURED BY CERTAIN INTERESTS IN PROCEEDS OF CERTAIN RMBS LITIGATION

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.	Definitions 1

Section 102.	Other Definitions 16

Section 103.	Rules of Construction 17

Section 104.	[Reserved]. 17

Section 105.	[Reserved]. 17

Section 106.	Reinstatement. 18

Section 107.	Form of Documents Delivered to Trustee. 18

Section 108.	Acts of Noteholders; Record Dates 18

Section 109.	Notices, etc., to Trustee, Note Collateral Agent and the Company 21

Section 110.	Notices to Holders; Waiver 21

Section 111.	Effect of Headings and Table of Contents 22

Section 112.	Successors and Assigns 22

Section 113.	Separability Clause 22

Section 114.	Benefits of Indenture 22

Section 115.	GOVERNING LAW; WAIVER OF JURY TRIAL 22

Section 116.	Legal Holidays 23

Section 117.	No Personal Liability of Directors, Officers, Employees,
Incorporators and Stockholders    23

Section 118.	Exhibits and Schedules 23

Section 119.	Counterparts 23

Section 120.	Force Majeure 23

Section 121.	Tax Treatment 23
ARTICLE II

NOTE FORMS

Section 201.	Forms Generally 24

Section 202.	Form of Trustee’s Certificate of Authentication 25

Section 203.	Restrictive and Global Note Legends 26

i

ARTICLE III

THE NOTES

Section 301.	Aggregate Principal Amount; Form of Notes 29

Section 302.	Denominations 29

Section 303.	Execution, Authentication and Delivery and Dating 29

Section 304.	Temporary Notes 30

Section 305.	Registrar and Paying Agent 30

Section 306.	Mutilated, Destroyed, Lost and Stolen Notes 31

Section 307.	Payment of Interest Rights Preserved 32

Section 308.	Persons Deemed Owners 33

Section 309.	Cancellation 33

Section 310.	[Reserved]. 34

Section 311.	CUSIP Numbers, ISINs, Etc 34

Section 312.	Book-Entry Provisions for Global Notes 34

Section 313.	Special Transfer Provisions 36

Section 314.	Payment of Interest 39
ARTICLE IV

COVENANTS

Section 401.	Payment of Principal, Premium and Interest 40

Section 402.	Maintenance of Office or Agency 40

Section 403.	Money for Payments to Be Held in Trust 41

Section 404.	Collateral Certificate; Compliance Certificate. 42

Section 405.	Obligations under Note Security Documents 43

Section 406.	RMBS Litigation 43

Section 407.	Limitation on Indebtedness 43

Section 408.	Transfers of Collateral 43

Section 409.	Other Limitations on the Activities of the Company 43

Section 410.	Appraisal of Non-Cash Proceeds 45
ARTICLE V

[RESERVED]
ARTICLE VI

REMEDIES

Section 601.	Events of Default 46

Section 602.	[Reserved] 46

Section 603.	Other Remedies; Collection Suit by Trustee 46

Section 604.	Trustee May File Proofs of Claim 47

Section 605.	Trustee May Enforce Claims without Possession of Notes 47

Section 606.	Application of Money Collected 47

Section 607.	Limitation on Suits 48

Section 608.	Legal Remedies 48

Section 609.	Restoration of Rights and Remedies 48

Section 610.	Rights and Remedies Cumulative 49

Section 611.	Delay or Omission Not Waiver 49

Section 612.	Control by Holders 49

Section 613.	Waiver of Past Defaults 49

Section 614.	Undertaking for Costs 50

Section 615.	Waiver of Stay, Extension or Usury Laws 50
ARTICLE VII

THE TRUSTEE

Section 701.	Certain Duties and Responsibilities 50

Section 702.	Notice of Defaults 51

Section 703.	Certain Rights of Trustee 52

Section 704.	Not Responsible for Recitals or Issuance of Notes 53

Section 705.	May Hold Notes 53

Section 706.	Money Held in Trust 53

Section 707.	Compensation and Reimbursement 54

Section 708.	Conflicting Interests 54

Section 709.	Corporate Trustee Required; Eligibility 54

Section 710.	Resignation and Removal; Appointment of Successor 55

Section 711.	Acceptance of Appointment by Successor 56

Section 712.	Merger, Conversion, Consolidation or Succession to Business 56

Section 713.	Preferential Collection of Claims Against the Company 56

Section 714.	Appointment of Authenticating Agent 57

Section 715.	Withholding 57
ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY

Section 801.	The Company to Furnish Trustee Names and Addresses of Holders 57

Section 802.	Preservation of Information; Communications to Holders 57

Section 803.	Reports by Trustee 58

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.	Without Consent of Holders 58

Section 902.	With Consent of Holders 59

Section 903.	Execution of Amendments, Supplements or Waivers 61

Section 904.	Revocation and Effect of Consents 61

Section 905.	[Reserved] 62

Section 906.	Notation on or Exchange of Notes 62
ARTICLE X

REDEMPTION OF NOTES

Section 1001.	Applicability of Article 62

Section 1002.	Redemption 62

Section 1003.	Election to Redeem; Notice to Trustee 63

Section 1004.	Selection by Trustee of Notes to Be Redeemed 63

Section 1005.	Notice of Redemption 63

Section 1006.	Deposit of Redemption Price 65

Section 1007.	Notes Payable on Redemption Date 65

Section 1008.	Notes Redeemed in Part 65

Section 1009.	Mandatory Redemption Triggers 65
ARTICLE XI

COLLATERALIZATION OF NOTES

Section 1101.	Deposit of Eligible Investments 66

Section 1102.	Deposits Irrevocable 66

Section 1103.	Collateral Account Activity 66
ARTICLE XII

COLLATERAL AND SECURITY

Section 1201.	Collateral and Security Documents 67

Section 1202.	Release of Collateral 68

Section 1203.	[Reserved] 68

Section 1204.	Suits to Protect the Collateral 69

Section 1205.	Authorization of Receipt of Funds by the Trustee under
the Note Security Documents    70

Section 1206.	Purchaser Protected 70

Section 1207.	Powers Exercisable by Receiver or Trustee 70

Section 1208.	Reports and Certificates Relating to Collateral 70

Section 1209.	Note Collateral Agent 70

Section 1210.	Compensation and Indemnification 74

Section 1211.	The Note Security Documents 74

Section 1212.	[Reserved] 75

Section 1213.	Confidentiality 75

Exhibit A	Form of Note

Exhibit B	Form of Transfer Certificate

Exhibit C	Form of Certificate of Beneficial Ownership

Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investors

Exhibit E	Form of Collateral Agreement

v

INDENTURE, dated as of February 12, 2018 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), between Ambac Assurance Corporation, a Wisconsin-domiciled insurance company, as issuer, and The Bank of New York Mellon, as Trustee and Note Collateral Agent.
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.
All things necessary to make this Indenture a valid agreement of the Company, in accordance with the terms of the Notes and this Indenture, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 101.    Definitions.
“AAC Surplus Notes” means the 5.1% Surplus Notes issued on June 7, 2010.
“Account Control Agreement” means the account control agreement, dated February 12, 2018, among the Company, the Note Collateral Agent and The Bank of New York Mellon, as securities intermediary.
“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto. For the avoidance of doubt, no Person will be deemed to control another Person by virtue of acting in an agency, advisory, asset management, investment management, fiduciary or similar capacity.
“AFGI” means Ambac Financial Group, Inc.
“Ambac Parties” means the Company, AFGI, and Ambac Credit Products, LLC.

“Ambac SPV” means Ambac LSNI, LLC, a limited liability company formed under the laws of the Cayman Islands.
“Ambac UK” means Ambac Assurance UK Limited, a United Kingdom-domiciled insurance company.
“Applicable Premium” means, with respect to any amount of Notes at any Redemption Date, the present value at such Redemption Date, calculated as of the date of the applicable redemption notice, of all required remaining scheduled interest payments due on such Notes through the Initial Call Date (excluding accrued and unpaid interest to the Redemption Date but taking into account amounts compounding on each Scheduled Interest Payment Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
“Appraiser” means, with respect to the determination of the Fair Market Value of any Tier II Net Proceeds not consisting of cash, any of (i) FTI Consulting, (ii) Duff & Phelps, (iii) Goldin Associates, (iv) Alvarez & Marsal, (v) Guggenheim Partners, (vi) BlackRock, (vii) Credit Suisse Group, (xiii) Goldman Sachs, (ix) Lazard, (x) Centerview Partners, or (xi) any of their respective successors selected by the Company to act as the appraiser in making such determination so long as such Person is an independent third party with respect to the Company, the Person(s) paying such Tier II Net Proceeds and their respective Affiliates; provided that if at the time an appraisal is required by the terms of this Indenture, none of the foregoing entities remains (x) in existence or (y) an independent third party with respect to the Company, the Person(s) paying such Tier II Net Proceeds and their respective Affiliates, “Appraiser” shall mean any nationally recognized investment bank, appraiser or accounting firm selected by the Company to act as the appraiser in making such determination so long as such Person is an independent third party with respect to the Company, the Person(s) paying such Tier II Net Proceeds and their respective Affiliates. For purposes of determining whether any Person is “independent” for purposes of this definition, no such Person shall fail to be independent solely by reason of its ownership of any Note or beneficial interests therein.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.
“Bank Settlement Agreement” means the Settlement Agreement, dated June 7, 2010, by and among the Issuer, Ambac Credit Products, LLC, AFGI, among others, as amended on or prior to the Issue Date.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents, which shall be comprised solely of (i) the Collateral Account and (ii) the right to receive Tier II Net Proceeds.
“Collateral Account” means the “Collateral Account” as defined in the Collateral Agreement.
“Collateral Agreement” means the Collateral Agreement, substantially in the form attached hereto as Exhibit E, dated as of the Issue Date, between the Company and the Note Collateral Agent, the Trustee and the Paying Agent, as amended, restated, supplemented, waived, modified, renewed or replaced from time to time.
“Company” and “Issuer” mean Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.
“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Officer of the Company.
“Cooperation Agreement” means that certain Cooperation Agreement dated as of March 24, 2010 by and between the Segregated Account and the Company as amended, amended and restated, supplemented or otherwise modified from time to time.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Group).
“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.
“Depositary” means The Depository Trust Company, its nominees and successors.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“Effective Date of the Plan Amendment” means the date on which the closing conditions of the Plan Amendment have been satisfied or waived by the Rehabilitator in his sole discretion.
“Eligible Investment” means: (a) prior to the first year anniversary of the Issue Date, United States of America (“U.S.”) dollars, money market funds, and overnight deposits (collectively “Cash”), and (b) on or after the first-year anniversary of the Issue Date, Cash, U.S. government mutual funds or treasury bills, bonds, notes or other debt obligations of the United States of America in each case with a maturity date on or before the applicable Initial Call Date at the time of the purchase of such debt obligations (“Qualifying U.S. Treasuries”), which, for the avoidance of doubt, shall not include any derivatives or similar financial instruments; provided that “Eligible Investments” shall not include any such investments for which the Company would be required to take any action in any jurisdiction other than the United States of America, or be required by the laws of any such jurisdiction, to create any security interests (or other Liens) in such investments located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any such investments. For the avoidance of doubt, Cash funded into the Collateral Account prior to the first-year anniversary of the Issue Date may be used to buy U.S. government mutual funds and Qualifying U.S. Treasuries in the Collateral Account on or after the first year anniversary of the Issue Date.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means the fair market value with respect to any Tier II Net Proceeds not consisting of cash as determined by an Appraiser in a written appraisal that is addressed to the Company or the Board of Directors of the Company.
“Foreign Jurisdiction” means a jurisdiction other than the United States of America or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.
“GA Remediation Action” means any remediation, commutation, synthetic commutation, settlement, release or termination, any amendment or restructuring as a loss mitigation or value preservation effort or transaction, or any other similar loss mitigation or value preservation effort or transaction by the Company or its Affiliates with respect to an obligation of the Company’s general account that either (a) involves the issuance, incurrence or assumption by the Company or any of its Subsidiaries of less than or equal to $10,000,000 in face amount of Surplus Notes, policies or other obligations (measured on an individual or, in the case of related series of transactions, on an aggregate basis) or (b) satisfies the OCI Approval Standard.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company (or, any direct or indirect parent of the Company which is consolidated with the Company for reporting purposes) may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“General Account” means the general account of the Company.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.
“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (c) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (d) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/Synthetic Lease; and (e) guarantees and other contingent obligations in respect of any of the foregoing Indebtedness (but without duplication).

The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer (save as outstanding on the Effective Date of the Plan Amendment). Notwithstanding anything to the contrary herein, “Indebtedness” shall not include (i) any obligations or liabilities (or any guarantee or similar obligation in respect thereof) in respect of equipment leases, real estate leases, and other operational leases, (ii) any ordinary intercompany payables among the Company and its Affiliates or Subsidiaries, and (iii) any derivatives and hedging activities. For the avoidance of doubt, “Indebtedness” shall also exclude any guarantee, contingent obligation, letter of credit, or similar obligation in respect of any item which is, of itself, and already included as, Indebtedness hereunder.
“Initial Call Date” means December 17, 2020, which date shall be automatically extended on each month anniversary of the Issue Date after the one year anniversary of the Issue Date, on a ratable basis, to (i) September 17, 2021 by the second year anniversary of the Issue Date and (ii) March 17, 2022 by the third year anniversary of the Issue Date; provided that for any given redemption or repayment of principal on the Notes (in whole or in part), the Initial Call Date for such principal to be redeemed or repaid shall be determined as of the earlier of the date of such redemption or repayment and the date that an amount equal to the amount of principal to be redeemed or repaid was funded into the Collateral Account in accordance with Article XI. For the avoidance of doubt, for any given redemption or repayment of principal on the Notes, there shall be no extensions of the Initial Call Date for such redemption or repayment after the earlier of the third year anniversary of the Issue Date and the date that an amount equal to the amount of such principal to be redeemed or repaid was funded into the Collateral Account in accordance with Article XI).
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Intercompany Agreements” means (a) all of the agreements or other arrangements between or among any of the Company or its Subsidiaries and their respective Affiliates in existence on the date hereof and (b) such other agreements and arrangements between or among any of the Company or its Subsidiaries and their respective Affiliates entered into after the date hereof that satisfies the OCI Approval Standard.
“interest,” with respect to the Notes, means interest on the Notes.
“Issue Date” means February 12, 2018, the date on which the Notes were originally issued.
“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge or similar encumbrance.
“Maturity Date” means February 12, 2055.

“Maximum Amount” means at any time, an amount equal to sum of the aggregate principal amount of all Outstanding Notes, accrued and unpaid interest thereon and the Applicable Premium, if any, payable with respect to such Notes if such Notes were to be redeemed in accordance with Section 1002(b) on such date of determination.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Non U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
“Note Collateral Agent” means The Bank of New York Mellon, or its successor or assign, as collateral agent for the Holders, the Trustee and the other secured parties under this Indenture and the Note Security Documents.
“Note Security Documents” means the Collateral Agreement and the Account Control Agreement, as amended, restated, supplemented, waived or otherwise modified from time to time.
“Notes” means (a) the Company’s 8.5% Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055 issued on the Issue Date pursuant to this Indenture (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008) and (b) notes issued in respect of interest paid in kind on any Note described in clause (a) or (b) (such Notes referred to in this clause (b), “PIK Notes”).
“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post‑filing interest is allowed in such proceedings), fees, charges, expenses, indemnification, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.
“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin and any successor thereto.
“OCI Approval Standard” shall be satisfied with respect to any matter, action or transaction if OCI has determined in its sole and absolute discretion that such matter, action or transaction does not violate the law, is reasonable and fair to the interests of the Company, and protects and is equitable to the interests of the Company’s policyholders generally. Matters, actions or transactions that require cash payments or asset transfers by the Company or one of its Subsidiaries of amounts less than $15,000,000 in any twelve-month period and involve the incurrence of obligations or commitments of less than $15,000,000 (in each case, measured per matter, action or transaction or, in the case of related matters, actions or transactions, in the aggregate) and, in the case of Section 407, less than $50,000,000 in any twelve-month period, shall be deemed to have satisfied such standard.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Managing Director or Senior Managing Director, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).
“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person. Unless otherwise specified, any requirement to provide an Officer’s Certificate hereunder shall mean Officer’s Certificate of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Other Seg Account Policy Notes” means Surplus Notes (other than the AAC Surplus Notes, the RMBS Surplus Notes and the SL Surplus Notes), issued to satisfy claims made under policies in the Segregated Account on a pay as you go basis in accordance with the Segregated Account Rehabilitation Plan approved by the Rehabilitator or the Rehabilitation Court pursuant to Wis. Stat. § 645.33(5).
“Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; or
(iii)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.
A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note (and such Note shall be deemed to be Outstanding for purposes of this Indenture); provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.
“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1103. The Company may have one or more additional Paying Agents, and the term “Paying Agent” includes any additional Paying Agent. The Trustee shall initially act as Paying Agent for the Notes.
“Payment Date” means (a) a Scheduled Interest Payment Date, (b) a Redemption Date and (c) the Maturity Date.
“Permitted Indebtedness” means (a) the Notes (and any payment-in-kind interest or other interest on such Notes, whether or not capitalized), (b) the senior secured notes to be issued conditioned upon the Effective Date of the Plan Amendment in an aggregate principal amount outstanding not to exceed $2,154,351,378, (c) the note(s) to be issued by the Company that will serve as collateral for such senior secured notes in an aggregate principal amount outstanding not to exceed $2,154,351,378, (d) any Surplus Notes, (e) any financial guarantees or surety bonds issued by the Company or any of its Subsidiaries, and (f) any other Indebtedness of the Company in an aggregate principal amount at any time outstanding (only with respect to this Indebtedness described in this clause (f)) not exceeding $400,000,000 (excluding for purposes of clarity any payment-in-kind interest or other interest on such Indebtedness, whether or not capitalized).
“Permitted Liens” means (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company or the Segregated Account in accordance with GAAP or SAP, as applicable, (b) statutory Liens of landlords, (c) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice in respect of obligations, (d) Liens arising by operation of law in favor of the Company’s attorneys, which the Company is undertaking in good faith to discharge, (e) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Ambac Parties, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use, (f) Liens securing obligations arising as a result of any actions under or pursuant to the RMBS Remediation Plan, the SL Remediation Plan, the SA Remediation Plan or any GA Remediation Action, (g) Liens incurred directly in connection with the Company’s and Ambac Capital Funding, Inc.’s obligations under the guaranteed investment contracts entered into by Ambac Capital Funding, Inc. and in connection with futures contracts and swap agreements entered into by Ambac Financial Services, LLC, (h) Liens incurred pursuant to the Secured Note, (i) Liens existing on the date hereof, (j) other Liens (X) incurred in the ordinary course of business, (Y) securing obligations (other than Surplus Notes) not prohibited under this Agreement and (Z) on property posted as collateral having an aggregate fair market value of not more than $50,000,000 (disregarding any property posted as collateral on the date hereof (so long as the relevant collateral arrangement continues to exist)), (k) Liens in favor of wholly-owned Subsidiaries granted in the ordinary course of business, (l) Liens that satisfy the OCI Approval Standard, (m) Liens by Affiliates in favor of the Company, (n) Liens securing Permitted Indebtedness, other than Surplus Notes (and Liens incurred in connection with refinancings thereof permitted under Section 407; provided, however, in the case of a refinancing of the notes described in clauses (a), (b) or (c) of the definition of “Permitted Indebtedness” above, such Liens may involve only the collateral or proceeds of the collateral that originally supported such notes) and (o) Liens in favor of financial institutions in which accounts are held in the name of the Ambac Parties and that are opened in the ordinary course of business.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.
“Plan Amendment” means the Second Amended Plan of Rehabilitation of the Segregated Account filed in the Circuit Court for Dane County, State of Wisconsin on September 25, 2017 in the rehabilitation proceeding commenced on March 24, 2010 with respect to the Segregated Account titled In re Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, as further amended, supplemented, or modified from time to time.
“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.
“Recent Reference Surplus Notes Principal Payment” means, if there has been a payment of principal on the Notes (a “Recent Principal Payment”) in the 12 months immediately preceding a Reference Surplus Notes Payment, a Reference Surplus Notes Payment which includes a payment of principal prior to the final Stated Maturity of the Reference Surplus Notes so repaid.

“Redemption Amount” has the meaning given to such term in Section 1006.
“Redemption Date” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture.
“Reference Surplus Notes” means the Surplus Notes, bearing 5.1% interest, with a scheduled maturity date of June 7, 2020 issued by the Company, ISIN 023138AA88.
“Reference Surplus Notes Distribution Percentage” means for any Reference Surplus Notes Payment, the percentage calculated as: (i) the amount of such Reference Surplus Notes Payment divided by (ii) the outstanding unpaid interest and principal balance of the Reference Surplus Notes immediately prior to such Reference Surplus Notes Payment.
“Reference Surplus Notes Payment” means any payment of principal or interest on the Reference Surplus Notes other than any payment of any kind on the Reference Surplus Notes, made in connection with, or pursuant to, the Plan Amendment.
“Reference Surplus Notes Payment Amount” means, with respect to any Reference Surplus Notes Payment, an amount equal to (i) (y) for a Recent Reference Surplus Notes Principal Payment, the accrued and unpaid interest and principal balance of all Outstanding Notes immediately prior to the Recent Principal Payment relating to such Recent Reference Surplus Notes Principal Payment or (z) otherwise, the accrued and unpaid interest and principal balance on all Outstanding Notes at the time of such Reference Surplus Note Payment, multiplied by (ii) the Reference Surplus Notes Distribution Percentage.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
“Regular Record Date” has the meaning given to such term in Section 314.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Note Exchange Date” has the meaning given to such term in Section 313.
“Rehabilitation Court” means the Dane County Circuit Court in the State of Wisconsin.
“Rehabilitator” means the rehabilitator of the Segregated Account, appointed by the Rehabilitation Court, and such rehabilitator’s successors.
“Reinsurance Agreement” means that certain Aggregate Excess of Loss Reinsurance Agreement, dated as of March 24, 2010, by and between the Segregated Account and the Company.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).
“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, who has direct responsibility for the administration of this Indenture, including any vice president or assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Company or any Subsidiary thereof (other than those payable or distributable solely to the Company or any of its wholly-owned Subsidiaries (other than Ambac UK)) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or other equity interest to the holders of that class, (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value (whether for cash, assets or other consideration, other than payments made with common equity or non-redeemable preferred stock issued by the Company), direct or indirect, of any shares of any class of stock or other equity interests of the Company or any of its Subsidiaries (other than those payable or distributable solely to the Company or any of its wholly-owned Subsidiaries (other than Ambac UK)) now or hereafter outstanding, (c) investments by the Company or its Subsidiaries in any other Person (including loans to, or guarantees of obligations of, such Person), including any such investment by the Company or any Subsidiary of the Company in any Subsidiary of the Company, (d) any management or service fee to, or payment to reimburse expenses of, any Affiliate of the Company except pursuant to any Intercompany Agreement permitted hereby or any Ancillary Agreement (as defined in the Bank Settlement Agreement) and except for reimbursement of legal or administrative expenses of wholly-owned Subsidiaries and (e) any payment by the Company or its Subsidiaries on any other Surplus Notes or any class of obligations of the Company that, in each case, ranks junior to the AAC Surplus Notes but senior to the stock or other equity interests issued by the Company or any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value (whether for cash, assets or other consideration other than payments made with common equity or non-redeemable preferred stock issued by the Company), direct or indirect, of any such Surplus Note or class of obligations.
“Restricted Physical Note” means a Physical Note that is a Restricted Security.

“Restricted Security” has the meaning assigned thereto in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
“RMBS” means residential mortgage backed securities.
“RMBS Litigation” means those certain lawsuits to which the Company and/or the Segregated Account are parties involving residential mortgage backed securities transactions insured by policies allocated to the Segregated Account, captioned: Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Sherwood, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cnty.) (Anderson, J.); and Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., Index No. 652321/2015 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); and any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims.
“RMBS Obligations” means the Segregated Account’s payment obligations under the financial guaranty insurance policies issued by it on bonds, certificates, notes or other securities payable solely from RMBS assets.
“RMBS Remediation Plan” means (a) the payment of RMBS Obligations on a pay as you go basis in accordance with the Segregated Account Rehabilitation Plan approved by the Rehabilitation Court pursuant to Wis. Stat. § 645.33(5) and (b) other remediation, commutation, synthetic commutation, settlement, release or termination, any amendment or restructuring as a loss mitigation or value preservation effort or transaction or any other similar loss mitigation or value preservation efforts or transactions by the Company or its Affiliates with respect to RMBS Obligations, including litigation related to any alleged breaches of representations and warranties, commutations and restructurings, and purchases of RMBS Obligations, including a possible tender offer for the RMBS Obligations but not the underlying RMBS (other than through a synthetic commutation pursuant to which the Company does not directly acquire such RMBS)), in each case if and to the extent such actions or transactions are approved by the Rehabilitator or the Rehabilitation Court, or satisfy the OCI Approval Standard.
“RMBS Surplus Notes” means Surplus Notes issued pursuant to the RMBS Remediation Plan.
“Rule 144A” means Rule 144A under the Securities Act.

“SA Remediation Plan” means remediation, commutation, synthetic commutation, settlement, release or termination, any amendment or restructuring as a loss mitigation or value preservation effort or transaction, or any other similar loss mitigation or value preservation efforts or transactions by the Company or its Affiliates with respect to Segregated Account payment obligations (other than (i) the RMBS Obligations or (ii) the SL Obligations (to the extent in the Segregated Account)) if and to the extent such actions or transactions are approved by the Rehabilitator or the Rehabilitation Court, or satisfy the OCI Approval Standard.
“S&P” means S&P Global Ratings or any successor thereto.
“SAP” means Statutory Accounting Principles as prescribed or permitted by OCI.
“SEC” means the United States Securities and Exchange Commission.
“Secured Note” means that certain Secured Note, dated as of March 24, 2010, from the Company to the Segregated Account.
“Secured Obligations” means “Obligations” as defined in the Collateral Agreement.
“Secured Parties” has the meaning assigned thereto in the Collateral Agreement.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Segregated Account” means the segregated account of the Company established under Wis. Stat. § 611.24(2) by the Company on March 24, 2010.
“Segregated Account Rehabilitation Plan” means a plan of rehabilitation for the Segregated Account submitted or to be submitted by the Rehabilitator for approval by the Rehabilitation Court pursuant to Wis. Stat. § 645.33(5).
“SL Agreement” means the agreement dated June 7, 2010 with respect to the potential commutation or synthetic commutation, amendment, restructuring or other treatment of certain bonds, certificates, notes or other securities that are the subject of SL Obligations.
“SL Obligations” means the Company’s payment obligations under financial guaranty insurance policies and surety bonds issued by the Company on, or in connection with, bonds, certificates, notes or other securities payable principally from assets consisting of student loans and the proceeds thereof.
“SL Remediation Plan” means (a) the payment of certain SL Obligations on a pay as you go basis in accordance with the Segregated Account Rehabilitation Plan and (b) the remediation, commutation, synthetic commutation, settlement, release or termination, amendment or restructuring as a loss mitigation or value preservation effort or transaction, or any other similar loss mitigation or value preservation treatment of certain SL Obligations (i) as provided in the SL Agreement (or any other agreement or arrangement dated on or after June 7, 2010) with respect to SL Obligations that are not in the Segregated Account or (ii) with respect to SL Obligations that are in the Segregated Account, which in each case may include purchases of SL Obligations or related insured obligations, including a possible tender offer, in each case, if and to the extent such actions or transactions are approved by the Rehabilitator or the Rehabilitation Court, or satisfy the OCI Approval Standard.
“SL Surplus Notes” means Surplus Notes issued pursuant to the SL Remediation Plan.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).
“Subsidiary” or “Subsidiaries” means, with respect to a specified Person, any corporation, partnership, limited partnership, limited liability company or other entity as to which the specified Person, directly or indirectly (including through one or more Subsidiaries), owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other Persons performing similar functions for such entity.
“Surplus Notes” means surplus or contribution notes (or other similar securities that are preferred to common or preferred equity but junior in right of payment to indebtedness (other than surplus notes) and policy obligations), issued by the Company out of the General Account in the case of the AAC Surplus Notes or out of the General Account or the Segregated Account in the case of any other such surplus or contribution notes (or other such similar securities), including the Other Seg Account Policy Notes, the SL Surplus Notes and the RMBS Surplus Notes.
“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa‑77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.
“Tier II Net Proceeds” means any Total Proceeds received by, or on behalf of, the Company in excess of Total Proceeds received by, or on behalf of, the Company since the Issue Date with an aggregate dollar value of $1.6 billion.
“Total Proceeds” means any proceeds of any of the RMBS Litigation received by, or on behalf of, the Company pursuant to any final and non-appealable judgment, settlement or other arrangement by the Company at any time or from time to time while any Notes are Outstanding. For all purposes under this Indenture, the dollar value of Total Proceeds shall be calculated as follows: (a) the dollar amount of proceeds received directly by the Company in cash will be deemed to equal the amount of such cash, (b) the dollar amount of any non-cash proceeds received directly by the Company shall be deemed to equal the Fair Market Value of such non-cash proceeds, and (c) the dollar amount of any cash or non-cash proceeds received by others for the benefit, in whole or in part, of the Company will be deemed to equal the Fair Market Value to the Company of such proceeds, in each case less all amounts paid or payable to reinsurers in connection with the receipt of any such Total Proceeds.
“Treasury Rate” means, with respect to a Redemption Date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such Redemption Date to the Initial Call Date; provided, however, that if the period from the Redemption Date to the Initial Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Initial Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means, except as otherwise provided herein, the Uniform Commercial Code as in effect in the State of New York from time to time.
“Unrestricted Security” means a Physical Note or a Global Note that does not bear the Private Placement Legend.
Section 102.    Other Definitions.

Term	Defined in Section
“Accredited Investor”	203
“Act”	108
“Agent Members”	312
“Authentication Order”	303
“Defaulted Interest”	307
“Event of Default”	601
“Excess Collateral”	1102
“Expiration Date”	108
“Global Notes”	201
“IAI Global Notes”	201
“IAI Physical Notes”	201
“Indenture”	Preamble
“Minimum Denomination”	302
“Note Register”	305
“Note Registrar”	305
“Permanent Regulation S Global Notes”	201
“Physical Notes”	201
“PIK Interest”	314
“Private Placement Legend”	203
“Qualifying U.S. Treasuries”	101
“refinanced”	101
“refinances”	101
“refinancing”	101
“Regulation S Global Notes”	201
“Regulation S Physical Notes”	201
“Rule 144A Global Note”	201
“Rule 144A Physical Notes”	201
“STAMP”	Exhibit A
“Temporary Regulation S Global Notes”	201

Section 103.    Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Indenture have the meanings assigned to them in this Indenture;
(2)    “or” is not exclusive;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(4)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(5)    all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;
(6)    the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;
(7)    words in the singular include the plural, and words in the plural include the singular;
(8)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
(9)    any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; and
(10)    notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.
Section 104.    [Reserved].
Section 105.    [Reserved].
Section 106.    Reinstatement. If any claim is ever made solely in respect of Liens described by clause (d) of the definition of Permitted Liens by holders of such Permitted Liens upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations under the Notes, this Indenture or the Note Security Documents and any such payee repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim to which the Company agrees that is effected by such payee with any such claimant (including, without limitation, the Company), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Company, and the Company shall be and remain liable to such payee under the Notes, this

Indenture or the Note Security Documents for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
Section 107.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 108.    Acts of Noteholders; Record Dates.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.
(e)
(i)    The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.
(ii)    The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any notice of default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of

Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.
(iii)    With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
(iv)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(v)    Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(vi)    The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
Section 109.    Notices, etc., to Trustee, Note Collateral Agent and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(a)    the Trustee by any Holder, the Note Collateral Agent or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Group) or at any other address furnished in writing to the Company and the Note Collateral Agent by the Trustee;
(b)    the Note Collateral Agent by any Holder, the Trustee or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Group) or at any other address furnished in writing to the Trustee and the Company by the Note Collateral Agent;
(c)    the Company by the Trustee, the Note Collateral Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to the Company at 1 State Street Plaza, New York, NY 10004 (Attention: General Counsel) or at any other address previously furnished in writing to the Trustee by the Company; and
(d)    The Company, the Note Collateral Agent or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
Section 110.    Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).
Section 111.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 112.    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Note Collateral Agent in this Indenture shall bind its successors.
Section 113.    Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 114.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 115.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. EACH OF THE COMPANY, THE NOTE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 116.    Legal Holidays. In any case where any Scheduled Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Scheduled Interest Payment Date, Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.
Section 117.    No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under this Indenture, the Notes, the Note Security Documents, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 118.    Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
Section 119.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 120.    Force Majeure. In no event shall the Trustee or the Note Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee and the Note Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).
Section 121.    Tax Treatment. The Company and, by its acceptance of any Note, each Holder, agrees to treat the Notes as indebtedness of the Company for federal, state and local income tax purposes.

ARTICLE II

NOTE FORMS
Section 201.    Forms Generally. The Notes and the Trustee’s certificate of authentication relating thereto, shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
The issuance of Notes will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Notes shall be issued in the form of one or more permanent Global Notes (as defined below) substantially in the form attached hereto as Exhibit A. Notes to be resold to QIBs in reliance on Rule 144A under the Securities Act shall be represented by one or more Global Notes (collectively, the “Rule 144A Global Note”).
Notes to be resold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more temporary Global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Temporary Regulation S Global Notes”), except as otherwise permitted herein, and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the expiration of the distribution compliance period set forth in Regulation S with respect to any Temporary Regulation S Global Note, beneficial interests in such Temporary Regulation S Global Note shall be exchanged as provided in Sections 312 and 313 for beneficial interests in one or more permanent Global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Permanent Regulation S Global Notes” and, together with the Temporary Regulation S Global Notes, as the “Regulation S Global Notes”), except as otherwise permitted herein. The Permanent Regulation S Global Notes shall be deposited with the Trustee, as custodian for the Depositary or its nominee for credit to the account of an Agent Member and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall cancel the related Temporary Regulation S Global Note. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Notes to be resold to Institutional Accredited Investors in reliance on Regulation D under the Securities Act shall be represented by one or more Global Notes (collectively, the “IAI Global Note,” and collectively with the Rule 144A Global Note and the Regulation S Global Notes, the “Global Notes”). Each Global Note shall be deposited with the Trustee, as custodian for the Depositary or its nominee, in each case for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Rule 144A Physical Notes”), (y) in a Regulation S Global Note, on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note, shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Regulation S Physical Notes”), or (z) in a IAI Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “IAI Physical Notes”), respectively, as hereinafter provided.
The Rule 144A Physical Notes, Regulation S Physical Notes and IAI Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the Rule 144A Global Notes, Regulation S Global Notes and IAI Global Notes shall be construed to include any Global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008. The Rule 144A Physical Notes, the Regulation S Physical Notes and the IAI Physical Notes, collectively with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.”
Section 202.    Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Officer
Dated:
If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON _______________________________ as Trustee
By:
As Authenticating Agent

By:
As Authorized Officer
Dated:
Section 203.    Restrictive and Global Note Legends. Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(5):
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES OR IAI NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $2,000 (OR WITH RESPECT TO PIK NOTES (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN)), IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $1.00), FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE

FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
Each Global Note and Physical Note shall also bear the following legend on the face thereof:
“WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, NO HOLDER OF NOTES NOR ANY HOLDERS OF BENEFICIAL INTERESTS IN ANY NOTES MAY ASSIGN, SELL, DISPOSE, HYPOTHECATE, REHYPOTHECATE OR OTHERWISE TRANSFER DIRECTLY OR INDIRECTLY, SYNTHETICALLY OR THROUGH ANY PARTICIPATION, OPTION, PUT, CALL OR OTHER DERIVATIVE ANY NOTES OR ANY RIGHTS TO ANY NOTES OR ANY BENEFICIAL INTERESTS THEREIN TO ANY DEFENDANT IN ANY RMBS LITIGATION (AS DEFINED IN THE INDENTURE) OR SIMILAR LITIGATION OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR ANY PERSON ACTING UNDER THEIR DIRECTION OR INFLUENCE.”
Each Global Note shall also bear the following legend on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A

SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).”
Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:
“EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.”
ARTICLE III
THE NOTES
Section 301.    Aggregate Principal Amount; Form of Notes. Notwithstanding anything in this Indenture to the contrary, the aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture shall not exceed $240,000,000 (exclusive of any increase in aggregate principal amount thereof due to a payment of PIK Interest). The form of the Notes is set forth in Exhibit A hereto.
Section 302.    Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess thereof; provided that PIK Notes shall be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof, subject to the provisions Section 314 hereof.
Section 303.    Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual or by facsimile.
Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver the Notes for original issue in the aggregate principal amount not to exceed $240,000,000 (exclusive of any increase in aggregate principal amount thereof due to a payment of PIK Interest), upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.
All Notes shall be dated the date of their authentication.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 304.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.
Section 305.    Registrar and Paying Agent. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Company may have one or more co-registrars. The term “Note Registrar” includes any co-registrars.

The Company shall also maintain an office or agent within the United States where Notes may be presented for payment; provided, however, that at the option of the Company, payment of interest on a Note may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes until such time as it has resigned or a successor has been appointed. The Company may change the Paying Agent or Note Registrar for the Notes without prior notice to the Holders of Notes. The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company or any wholly-owned domestic Subsidiary of the Company may act as Paying Agent (except for purposes of Section 1103) or, Note Registrar or transfer agent.
Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.
At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
All Notes issued upon any transfer or exchange of Notes shall be (i) issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes and (ii) the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1004 and ending at the close of business on the day of such mailing, or (b) to transfer or exchange any Note so selected for redemption in whole or in part.
Section 306.    Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.
The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 307.    Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Scheduled Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 314.

As contemplated by Section 301, any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Scheduled Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Defaulted Interest Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Defaulted Interest Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Defaulted Interest Record Date. Notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Defaulted Interest Record Date and shall no longer be payable pursuant to the following clause (2).
(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.
Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 308.    Persons Deemed Owners. The Company, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.
Section 309.    Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).
Section 310.    [Reserved].
Section 311.    CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers.
Section 312.    Book-Entry Provisions for Global Notes.
(a)    Each Note shall initially be issued as a Global Note and initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, the Trustee nor any agent of the Company or Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee, the Note Collateral Agent and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture (including the Note Security Documents) or the Notes.
(b)    Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313. Subject to the limitation on issuance of Physical Notes set forth in Section 313(4), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes.
(c)    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(b), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.
(d)    In connection with a transfer of an entire Global Note to beneficial owners pursuant to Section 312(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, Euroclear or Clearstream, as the case may be, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Rule 144A Physical Notes (in the case of any Rule 144A Global Note), Regulation S Physical Notes (in the

case of any Regulation S Global Note) or IAI Physical Notes (in the case of any IAI Global Note), as the case may be, of authorized denominations.
(e)    The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures therefor of the Depositary, Euroclear or Clearstream, as the case may be. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the procedures of the Depositary or of Euroclear or Clearstream, as applicable, containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary or Euroclear or Clearstream, as applicable, to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(f)    Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(b) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.
(g)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(h)    Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any action taken by, or any failure to act by, the Depositary.
Section 313.    Special Transfer Provisions.
(1)    Transfers to Non U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non U.S. Person: the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,
(a)    Either (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note, or (y) the proposed transferor delivers to the Note Registrar a certificate of transfer in the form of Exhibit B hereto, including the certifications in item (2) thereof and, unless otherwise agreed by the Company, an opinion of counsel, certifications and other information reasonably satisfactory to the Company; and

(b)    if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents required by the immediately preceding clause (a) and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.
(1)    Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non U.S. Persons outside of the United States): the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,
(a)    the proposed transferor has delivered to the Note Registrar a transfer certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(b)    if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents, if any, required by the immediately preceding clause (a) and (y) written instruction given in accordance with the procedures of the Note Registrar and the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Rule 144A Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(1)    Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to an Institutional Accredited Investor that is not a QIB (excluding transfers to non-U.S. persons outside of the United States): the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,
(a)    the proposed transferor has delivered to the Note Registrar a transfer certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel (if applicable) required by item (3) thereof, if applicable;
(b)    the proposed transferor has delivered to the Note Registrar a certificate of Acquiring Institutional Accredited Investor substantially in the form of Exhibit D hereto;
(c)    if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents, if any, required by the immediately preceding clauses (a) and (b) and (y) written instruction given in accordance with the procedures of the Note Registrar and the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant IAI Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such IAI Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.
(1)    Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.
A beneficial owner of an interest in a Temporary Regulation S Global Note shall not be permitted to exchange such interest for a Physical Note or (in the case of such interest in a Temporary Regulation S Global Note) an interest in a Permanent Regulation S Global Note until a date, which must be after the end of the 40 day distribution compliance period under Regulation S, on which the Company receives a certificate of beneficial ownership substantially in the form attached hereto as Exhibit C from such beneficial owner. Such date, as it relates to a Regulation S Global Note, is herein referred to as the “Regulation S Note Exchange Date.”

(2)    Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Note or Regulation S Physical Note, in each case with the agreement of the Company, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.
(3)    Transfers to RMBS Litigation Defendants. Without the prior written consent of the Company, no holder of Notes nor any holders of beneficial interests in any Notes may assign, sell, dispose, hypothecate, rehypothecate or otherwise transfer directly or indirectly, synthetically or through any participation, option, put, call or other derivative any Notes or any rights to any Notes or beneficial interests therein to any defendant in any RMBS Litigation or similar litigation or any of their respective subsidiaries or affiliates or any person acting under their direction or influence.
(4)    Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require (including, in the case of a transfer to an Institutional Accredited Investor, a certificate substantially in the form attached hereto as Exhibit D) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.
(5)    General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes received for transfer pursuant to Section 313). The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.
In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.
Section 314.    Payment of Interest.
(a)    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
(b)    Interest on the Outstanding principal amount of Notes will accrue at the rate of 8.5% per annum and will be payable in kind (“PIK Interest”) on the last day of each calendar quarter of each year (each, a “Scheduled Interest Payment Date”), commencing on March 31, 2018, to holders of record on the immediately preceding March 15, June 15, September 15, or December 15, respectively (each such March 15, June 15, September 15, and December 15, a “Regular Record Date”), by (i) issuing PIK Notes in respect of each such Note (including any PIK Note) in the amount of such PIK Interest thereon or (ii) increasing the principal amount of the Outstanding Notes in the amount of such PIK Interest thereon; provided that on the Final Maturity Date, principal of, and accrued and unpaid interest, if any, on, any Outstanding Notes shall be paid in the form of cash to Holders. Interest shall accrue on the Notes from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.
(c)    If PIK Interest is to be paid by issuing PIK Notes, the Company shall, two Business Days prior the applicable Scheduled Interest Payment Date, deliver PIK Notes dated such Scheduled Interest Payment Date to the Trustee and Authenticating Agent to be authenticated on such Scheduled Interest Payment Date in accordance with Section 202; otherwise, PIK Interest shall be paid by increasing the principal amount of the Outstanding Notes in the amount of such PIK Interest.
ARTICLE IV

COVENANTS
Section 401.    Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest (other than PIK Interest) on the

Notes in accordance with the terms of the Notes and this Indenture. Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or a wholly owned domestic Subsidiary of the Company) as of 10:00 a.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest (other than PIK Interest) then due. At the option of the Company, payment of interest on a Note may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
Section 402.    Maintenance of Office or Agency.
(a)    The Company shall maintain in the United States one or more offices or agencies where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee.
(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.
The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company where Notes may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a Place of Payment in accordance with Section 305 hereof.
Section 403.    Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on (other than PIK Interest), any of such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (other than PIK Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
If the Company is not acting as its own Paying Agent, it shall, on or prior to 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, such Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (other than PIK Interest), so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.
If the Company is not acting as its own Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, such Paying Agent shall
(1)    hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;
(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
(4)    acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of such Notes, this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Upon any bankruptcy of the Company, the Trustee shall be the Paying Agent.

Section 404.    Collateral Certificate; Compliance Certificate.
(a)    Within 20 days of December 12, 2022, the Company will furnish to the Trustee and the Note Collateral Agent an Officer’s Certificate:
(1)    stating that, to the best of such Officer’s knowledge, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Note Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or
(2)     stating that, to the best of such Officer’s knowledge, no such action is necessary to make such Lien effective, provided that notwithstanding anything in this Indenture to the contrary, no failure to comply with this Section 404(a) shall constitute a Default or Event of Default hereunder or under any other Note Document.
(b)    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that to the knowledge of such certifying Officer, no Default or Event of Default has occurred or is continuing (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(c)    For the avoidance of doubt, any failure by the Company to provide an Officer’s Certificate under this Section 404 shall be cured or deemed cured when the Company delivers such an Officer’s Certificate.
Section 405.    Obligations under Note Security Documents. The Company shall not repudiate any of its obligations under any Note Security Document.
Section 406.    RMBS Litigation. The Company shall pursue the RMBS Litigation diligently, in good faith and in a manner consistent with a plaintiff acting solely on its own account.
Section 407.    Limitation on Indebtedness. The Company will not, and will cause each of its Subsidiaries not to, issue, incur or assume any Surplus Notes or Indebtedness in each case that are pari passu with or senior to the Notes (including, without limitation, debt instruments of Affiliates that are structurally senior to the Notes), other than (subject to Section 3.04(f) of the Bank Settlement Agreement) (i) any other Surplus Notes that satisfy the OCI Approval Standard, (ii) Surplus Notes or Indebtedness in connection with the RMBS Remediation Plan or any GA Remediation Action, (iii) Surplus Notes or Indebtedness issued to the Company or any of its wholly-owned Subsidiaries (other than Ambac UK) that satisfy the OCI Approval Standard, (iv) as permitted pursuant to the provisions of Section 409, (v) Permitted Indebtedness, or (vi) any refinancing of any of the foregoing in (i) through (v) (excluding the refinancing of any Surplus

Notes (other than by way of a new issuance under (i))). For the avoidance of doubt, any refinancing under (vi) shall not involve the incurrence of Indebtedness in an amount greater than the aggregate principal and accrued and unpaid interest of the Indebtedness being refinanced and shall be of the same or lesser priority. In addition, the provisions of this Section shall not apply to the issuance of a financial guaranty insurance policy or surety bond pursuant to a contractual commitment in effect on June 7, 2010. If Section 3.04(e) of the Bank Settlement Agreement (or any comparable provision) is amended after the Issue Date to be more restrictive to the Company, then this Section 407 shall automatically be deemed to be amended to include such additional restrictions, without any action by the Holders, the Trustee or the Company.
Section 408.    Transfers of Collateral. The Company shall not sell or otherwise transfer to any third party any of (i) other than as permitted by Section 1103, its ownership of Tier II Net Proceeds (other than in connection with contingency fee arrangements with counsel), (ii) the right to receive Tier II Net Proceeds (other than in connection with contingency fee arrangements with counsel) or (iii) its ownership of the Collateral Account.
Section 409.    Other Limitations on the Activities of the Company. The Company will not, and will cause each of its Subsidiaries not to:
(a)    (i) solely with respect to the Company dissolve or liquidate, (ii) solely with respect to the Company merge, consolidate or amalgamate with any other Person (except for where the Company is the surviving entity, between the Company and its wholly-owned Subsidiaries) or (iii) solely with respect to Everspan Financial Guarantee Corp., merge, consolidate or amalgamate with any Person other than the Company or a wholly owned Subsidiary thereof, unless such merger meets with the OCI Approval Standard;
(b)    solely with respect to the Company, sell, lease, assign, or otherwise dispose or transfer all or substantially all of its assets in a single transaction or series of related transactions;
(c)    sell, lease, assign, or otherwise dispose of or transfer assets, or cede any material business to third parties, with an aggregate (for all such transactions by the Company and all of its Subsidiaries, including transactions among the Company and its Subsidiaries) fair value exceeding, during any six month-period (whether (A) in one transaction or any number of related transactions or (B) any number of unrelated transactions occurring (in the case of this subclause (B)) within any six month time period), 10% of the Company’s admitted assets, determined in accordance with SAP;
(d)    make any Restricted Payment in excess of $5,000,000 in the aggregate (for all Restricted Payments by the Company and/or any of its Subsidiaries) per annum;
(e)    create or suffer to exist any Lien (other than Permitted Liens and solely with respect to Ambac SPV, “Permitted Liens” as defined in that certain collateral agreement, dated as of February 12, 2018, between Ambac SPV and The Bank of New York Mellon, as note collateral agent and trustee (as in effect on the date hereof)) on or over its assets that do not constitute Collateral; or
(f)    create or suffer to exist any Lien (other than Permitted Liens set forth in clauses (a), (b), (c), (d) and (n) of the definition thereof (and for clause (n) of the definition thereof, only to the extent that such Permitted Liens secure Permitted Indebtedness incurred pursuant to clause (a) of the definition of “Permitted Indebtedness”)) on or over its assets that constitute Collateral, in each case, whether such transaction is with an Affiliate or non-Affiliate third party, provided that clauses (a) through (e) of this Section 409 shall not prohibit):
(i)    transactions or payments pursuant to Intercompany Agreements;
(ii)    recaptures of policies ceded to reinsurers that satisfy the OCI Approval Standard;
(iii)    Restricted Payments from the Company to AFGI in an amount (1) up to $52 million per annum solely to pay interest on indebtedness of AFGI outstanding as of March 15, 2010, or any indebtedness issued as a result of a restructuring or refinancing thereof and (2) up to $7.5 million per annum solely to pay operating expenses of AFGI; provided that, (x) concurrently with any such Restricted Payment, the total principal amount, including any capitalized interest thereon, of all outstanding Surplus Notes shall be prepaid on a pro rata basis by an amount equal to the amount of such Restricted Payment and (y) such Restricted Payment satisfies the OCI Approval Standard;
(iv)    for the avoidance of doubt, (i) payment of claims and expenses on or in connection with insurance policies or other insured obligations existing on the date hereof in the General Account or thereafter issued, (ii) the Secured Note, including payments thereunder, (iii) the Reinsurance Agreement, including payments thereunder, and (iv) the Cooperation Agreement, including payments thereunder;
(v)    (i) obligations under financial guarantees and related policies and obligations existing on the date hereof in the General Account or thereafter issued, (ii) investments in accordance with investment guidelines as required by SAP and as approved by OCI; provided that the Company’s and each of its Subsidiaries’ investment plan and performance shall be reviewed at least annually by the Board of Directors and modified as necessary and approved by the Board of Directors; (iii) dividends or other payments by any Subsidiary of the Company to the Company and (iv) other investments in the Company or any wholly owned Subsidiary of the Company (other than Ambac UK) pursuant to Intercompany Agreements permitted hereby;
(vi)    transactions related to and arising from the RMBS Remediation Plan, the SL Remediation Plan, the SA Remediation Plan or any GA Remediation Actions;

(vii)    bulk cession(s) of liabilities to direct or indirect Subsidiaries together with a transfer of corresponding assets and necessary capital to such Subsidiaries that satisfy the OCI Approval Standard;
(viii)    transactions not permitted nor expressly prohibited by, or otherwise contemplated by this Section 409 that satisfy the OCI Approval Standard; and
(ix)    transactions otherwise not permitted by this Section 409 that satisfy the OCI Approval Standard and, if, after giving effect thereto, the Company has a financial strength rating of at least A by S&P and A2 by Moody’s; (provided, that if at such time only one such rating organization is in the business of rating financial guarantors, then by such organization), or, if neither S&P nor Moody’s is in the business of rating financial guarantors, then the equivalent rating by any other nationally recognized statistical rating organization (and, in each case, is not on negative watch for downgrade while it has a financial strength rating of A or A2 (or, if applicable, such equivalent thereof)).
If Section 3.04(h) of the Bank Settlement Agreement (or any comparable provision) is amended after the Issue Date to be more restrictive to the Company, then this Section 409 shall automatically be deemed to be amended to include such additional restrictions, without any action by the Holders, the Trustee or the Company.
Section 410.    Appraisal of Non-Cash Proceeds. If the Company receives any Tier II Net Proceeds that are not in the form of cash, the Company shall use its commercially reasonable efforts to promptly obtain an appraisal from an Appraiser setting forth the Fair Market Value of such non-cash Tier II Net Proceeds.
ARTICLE V
[RESERVED]
ARTICLE VI

REMEDIES
Section 601.    Events of Default. An “Event of Default” means the occurrence of the following:
(i)    a default in any payment of any amounts due under the Notes, continuing for a period of 5 days after the applicable Payment Date;
(ii)    the failure by the Company to comply with any other covenant contained herein or in the Note Security Documents continuing for 30 days after notice of such failure shall have been given to the Company by the Trustee or by the Holders of at least 25.0% in principal amount of the then Outstanding Notes with a copy to the Trustee; or

(iii)    any representation, warranty, or certification made by the Company in the Indenture or any Note Security Documents being untrue in any material respect as of the date made.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. When a Default or an Event of Default is cured, it ceases.
So long as any of the Notes are Outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 602.    [Reserved].
Section 603.    Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee and the Note Collateral Agent may, but are not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Note Security Documents; provided that, notwithstanding anything in this Indenture or any Note Security Document to the contrary, neither the Note Collateral Agent nor the Trustee shall be entitled to foreclose upon the Collateral prior to countenance of an Event of Default pursuant to Section 601(i); provided further that the mere exercise of control over the Collateral Account (without the application of any assets in such Collateral Account to the Obligations or to any other obligations) shall not constitute a foreclosure hereunder.
Section 604.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Note Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 605.    Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 606.    Application of Money Collected. Any money or property collected by the Trustee or the Note Collateral Agent pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 707;
Second: To the payment of all amounts due the Note Collateral Agent under Section 1210;
Third: To the payment of the amounts then due and unpaid upon the Notes for principal (and Applicable Premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;
Fourth: to be held as Collateral in the Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnification obligations) on the Notes; and
Fifth: to the Company.
Section 607.    Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes unless
(i)    such Holder has previously given the Trustee written notice that an Event of Default is continuing,
(ii)    Holders of at least 25.0% in principal amount of the Outstanding Notes (which contain such Event of Default) have requested the Trustee in writing to pursue the remedy;
(iii)    such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(v)    the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60‑day period.
A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 608.    Legal Remedies. Notwithstanding anything to the contrary in this Indenture or any Note Document, no provision hereof or thereof shall prevent a holder of Notes or a beneficial interest therein from separately pursuing a claim arising out of or relating to any Event of Default hereunder (including for breach of contract or specific performance). For the avoidance of doubt, nothing in this Section 608 shall grant or entitle the Trustee, the Note Collateral Agent or any holder of Notes or a beneficial interest therein to any rights to control the RMBS Litigation, take ownership of the RMBS Litigation or accelerate the Notes.
Section 609.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 610.    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and not prohibited by Section 1204, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy hereunder.
Section 611.    Delay or Omission Not Waiver. No delay or omission of the Trustee, the Note Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Note Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Note Collateral Agent or by the Holders, as the case may be.
Section 612.    Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain the Event of Default for which a remedy is being enforced) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that
(1)    such direction shall not be in conflict with any rule of law or with this Indenture; and
(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Section 613.    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain such Default) may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default
(i)    in the payment of the principal of, or premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected); or
(ii)    in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
Section 614.    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Notes (which contain the applicable Event of Default), or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the any Payment Date expressed in such Note.
Section 615.    Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) agrees that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII

THE TRUSTEE
Section 701.    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.
(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.
(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703.
Section 702.    Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must send within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.
Section 703.    Certain Rights of Trustee. Subject to the provisions of Section 701:
(1)    the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;
(4)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5)    subject to Section 701, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;
(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;
(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)    to the extent permitted by applicable law, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
(10)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11)    the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein;
(12)    to the extent permitted by applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage; and
(13)    delivery of documents, information and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.
Section 704.    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.
Section 705.    May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.
Section 706.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
Section 707.    Compensation and Reimbursement. The Company agrees,
(1)    to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
(3)    to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The Company need not pay for any settlement made without its consent. The provisions of this Section 707 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Section 708.    Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes, or a trustee under any other indenture between the Company and the Trustee.
Section 709.    Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.
Section 710.    Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
If at any time:
(1)    the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(2)    the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3)    the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 711.    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.
Section 712.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 713.    Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.
Section 714.    Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 715.    Withholding. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the Company, the Trustee or other party is (or has agreed to be) subject to, the Company agrees (i) upon the reasonable request of the Trustee to provide to the Trustee information about the Notes (including any modification to the terms of such Notes) that the Company has in its possession, sufficient to permit the Trustee to determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law, and (iii) pursuant to Section 707(3) and subject to the limitations set forth therein, to hold the Trustee harmless for any losses it may suffer to the extent it is complying with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.
ARTICLE VIII
HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY
Section 801.    The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
(1)    semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes as of such Regular Record Date, and
(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.
Section 802.    Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee nor any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.
Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.
Section 803.    Reports by Trustee. Within 60 days after each February 12th, beginning with February 12, 2019, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain Outstanding. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company shall notify the Trustee when any Notes are listed on any stock exchange, but any failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.
ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER
Section 901.    Without Consent of Holders. Without the consent of (or notice to) any Holder, the Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), any Note or any Note Security Document, for any of the following purposes:
(1)    to cure any ambiguity, mistake, omission, defect or inconsistency (as reasonably determined by the Company),
(2)    [Reserved],
(3)    to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes,
(4)    to secure the Notes or to add to the Collateral (including to mortgage, pledge, hypothecate or grant any other Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations with respect to the Notes, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted, to or for the benefit of the Note Collateral Agent pursuant to this Indenture, any of the Note Security Documents or otherwise),

(5)    to evidence a successor Trustee or Note Collateral Agent,
(6)    to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture or any of the Note Security Documents,
(7)    to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,
(8)    [Reserved],
(9)    [Reserved],
(10)    [Reserved],
(11)    to make any change that does not materially adversely affect the rights of any Holder (as reasonably determined by the Company), or
(12)    to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA (if applicable) or otherwise.
In addition, subject to the penultimate paragraph of Section 902, the Note Security Documents may be amended in accordance with the terms thereof.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 902.    With Consent of Holders. The Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), the Notes, and the Note Security Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 902, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 613, may not (with respect to any Notes held by a non-consenting Holder):
(i)    reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;
(ii)    reduce the rate of or extend the time for payment of interest on any Note;
(iii)    reduce the principal of or extend the Stated Maturity of any Note;
(iv)    reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described in Section 1002;
(v)    make any Note payable in money other than that stated in such Note;
(vi)     amend or waive the legal right of any Holder of any Note to receive payment of principal of and interest on such Note on or after the respective Stated Maturity for such principal or interest payment date for such interest expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or interest payment date;
(vii)    make any change in the amendment or waiver provisions described in this sentence; or
(viii)    make any change to the provisions of this Indenture relating to any mandatory redemption or obligation of the Company to fund the Collateral Account described under Section 1009, in each case, that would adversely affect the rights of any of the Holders.
In addition, notwithstanding anything to the contrary in this Article IX, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment, supplement or waiver may (1) make any change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, that would release all or substantially all of the Collateral from the Liens of the Note Security Documents (except as permitted by the terms of this Indenture and the Note Security Documents) or would change or alter the priority of the security interests in the Collateral in any manner adverse to the Holders in any material respect, or (2) make any other change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to this Indenture, that would adversely affect the Holders in any material respect, in each case other than in accordance with the terms of this Indenture and the Note Security Documents.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (i) through (viii) of Section 902, in which case the amendment supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.
After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.
Section 903.    Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted or complies with this Indenture, that all conditions precedent to such amendment, supplement or waiver required by this Indenture have been complied with and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
Section 904.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.
Section 905.    [Reserved].
Section 906.    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
ARTICLE X

REDEMPTION OF NOTES
Section 1001.    Applicability of Article. The Notes shall be redeemable in whole or in part before their Stated Maturity in accordance with this Article X.
Section 1002.    Redemption.
(a)    Prior to the Initial Call Date, the Company may, at its option (including, for the avoidance of doubt, through the use of Tier II Net Proceeds or Reference Surplus Notes Payments as an alternative to funding the Collateral Account, or any other source of available cash), after the giving of notice pursuant to Section 1005, redeem the Notes in whole or in part, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Scheduled Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307) plus the Applicable Premium, if any, thereon.
(b)    On or after the Initial Call Date, Company may, at its option, after the giving of notice pursuant to Section 1005, redeem the Notes in whole or in part, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including the Redemption Date

(subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Scheduled Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307).
(c)    Any redemption of Notes pursuant to this Section 1002 or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent.
Section 1003.    Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company (or as required by Section 1009) of less than all of the Notes, the Company shall, at least five Business Days (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005)), prior to the date on which notice is required to be mailed or caused to be mailed to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 and shall not constitute a Default or Event of Default by the Company.
Section 1004.    Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 10 days prior to the Redemption Date (except that such notice may be delivered more than 10 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005), in the case of Physical Notes, on a pro rata basis, and, in the case of Global Notes, on a pro rata basis in accordance with the procedures of the Depositary, provided that if the operational arrangement of the Depositary then in effect do not allow for redemption on a pro rata basis, by lot in accordance with the procedures of the Depositary, in integral multiples of $1,000, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.
Section 1005.    Notice of Redemption. Subject to the final paragraph of Section 110, notice of redemption as provided in Section 1001 shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register.
Any such notice shall state:
(1)    the expected Redemption Date;
(2)    the redemption price (or the formula by which the redemption price will be determined);
(3)    if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed;
(4)    that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date; and
(5)    the place where such Notes are to be surrendered for payment of the redemption price.
The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person designated in such notice; provided that no such designation shall relieve the Company from making such payment or performing such obligations if such other Person so designated shall fail to do the same in accordance with the terms hereof.
In addition, if such redemption or notice is subject to satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed; provided that, for the avoidance of doubt, no mandatory redemption pursuant to Section 1009 may be conditional.
Notice of such redemption of Notes to be so redeemed at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least five Business Days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the date on which notice will be sent to Holders), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 1005.
The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
Section 1006.    Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, Applicable Premium, if any, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date (the “Redemption Amount”).
Section 1007.    Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article X, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price specified herein and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by or on behalf of the Company at the redemption price. Installments of interest whose Scheduled Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).
Section 1008.    Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or, if the Note is a global note, an adjustment shall be made to the schedule attached thereto).
Section 1009.    Mandatory Redemption Triggers.
(a)    Promptly, and in any event within five Business Days, after the receipt of any Tier II Net Proceeds, the Company shall be required to (i) deposit an amount equal to such Tier II Net Proceeds in the Collateral Account and (ii) use an amount equal to such Tier II Net Proceeds to unconditionally initiate a redemption of the Notes pursuant to the terms of Section 1002; provided that such redemption shall occur between 10 and 30 days following the date of the receipt of such Tier II Net Proceeds; provided further that the Company shall not be required to apply any amount in excess of the amount required to redeem all Outstanding Notes; provided, further, that any non-cash Tier II Net Proceeds shall be deemed to be received upon the determination of the Fair Market Value of such non-cash Tier II Net Proceeds by the Appraiser.
(b)    Promptly, and in any event within five Business Days, after any Reference Surplus Notes Payment, the Company shall be required to (i) deposit an amount equal to the applicable Reference Surplus Notes Payment Amount in the Collateral Account and (ii) use an amount equal to such Reference Surplus Notes Payment Amount to unconditionally initiate a redemption of the Notes pursuant to the terms of Section 1002; provided that such redemption shall occur between 10 and 30 days following the date of such Reference Surplus Notes Payment; provided further that the Company shall not be required to apply any amount in excess of the amount required to redeem all Outstanding Notes.
(c)    Notwithstanding anything in the Indenture to the contrary, prior to the Initial Call Date, in lieu of making any redemptions required pursuant to this Section 1009, the Company may instead, at its option in its sole discretion, apply all or a portion of such amounts within five Business Days of the receipt of Tier II Net Proceeds or a Reference Surplus Notes Payment to collateralize the Notes by deposit into the Collateral Account in accordance with Article XI; provided, however, that any such amounts so applied to collateralize the Notes shall be used to unconditionally initiate a redemption of the Notes on the Initial Call Date pursuant to the terms of Section 1002.
ARTICLE XI

COLLATERALIZATION OF NOTES
Section 1101.    Deposit of Eligible Investments. At any time (including pursuant to Section 1009(c)), the Company may elect to collateralize all or a portion of the Outstanding Notes by depositing into the Collateral Account Eligible Investments (from any source) with a fair value equal to the amount that would be sufficient (without reinvestment) to redeem such Notes at the time of such deposit (including any Applicable Premium, if any, with respect to such Notes and any accrued and unpaid interest thereon) pursuant to the terms of hereof.

Section 1102.    Deposits Irrevocable. Deposits pursuant to Section 1101 shall be irrevocable and shall not be withdrawn; provided, that, if at any time the value of the amounts on deposit in the Collateral Account exceeds the Maximum Amount, the Company may, at its option and in its sole discretion, withdraw any amount of such excess (“Excess Collateral”).
Section 1103.    Collateral Account Activity. Notwithstanding anything to the contrary in Section 408 or Section 1102, the Company may buy, sell or trade any Eligible Investments, in any combination, in the Collateral Account free and clear of all liens in respect of the Notes, so long as the proceeds received from such transactions are (i) at least equal to the fair market value of the Eligible Investments sold or transferred, (ii) remain subject to the Liens securing the Notes, (iii) promptly deposited in the Collateral Account and (iv) invested in Eligible Investments.
ARTICLE XII

COLLATERAL AND SECURITY
Section 1201.    Collateral and Security Documents. From and after the Issue Date, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture, the Notes and the Note Security Documents, whether for principal of or Applicable Premium, if any, or interest on the Notes, fees, expenses, indemnification or otherwise, shall be secured as provided in the Note Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Trustee and the Company hereby acknowledge and agree that the Note Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties, in each case pursuant and subject to the terms of the Note Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and this Indenture, in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms, and authorizes and directs the Note Collateral Agent to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Pursuant and subject to the terms of the Note Security Documents, from and after the Issue Date, the Company shall deliver to the Note Collateral Agent copies of all documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1201, to reasonably assure and confirm to the Note Collateral Agent the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. From and after the Issue Date, the Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required to cause the Note Security Documents to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, as and to the extent contemplated by the Note Security Documents, including making all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and taking all other similar actions as are reasonably necessary or required by the Note Security Documents or that the Note Collateral Agent may reasonably request (to the extent required under the Note Security Documents) in order to maintain and perfect (at the sole cost and expense of the Company) the security interest and liens created by the Note Security Documents in the Collateral as a perfected security interest, in each case other than with respect to any Collateral the lien or security interest in or on which is not required to be maintained or perfected under the Note Security Documents, and subject to Liens thereon expressly permitted by Section 409. The Company shall continue to have the right to possess and control their property and assets constituting Collateral and exercise all rights with respect thereto, subject to the terms of the Note Security Documents.
Notwithstanding the foregoing, the Company will not be required to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case Collateral consisting of the Collateral Account if the Collateral Account is located in a Foreign Jurisdiction.
Section 1202.    Release of Collateral. %3) Subject to Section 106, the Collateral shall be released from the Lien and security interest created by the Note Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided by this Section 1202. Upon such release, all rights in the Collateral shall revert to the Company. The Company will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:
(i)    [Reserved];
(ii)    pursuant to an amendment or waiver in accordance with Article IX;
(iii)    pursuant to a transaction in compliance with Section 1103; or
(iv)    payment in full of (x) the principal of, and premium, if any, together with accrued and unpaid interest on, the Notes and (y) all other Obligations under this Indenture and the Note Security Documents that are due and payable at or prior to the time such principal and premium, if any, together with accrued and unpaid interest, is paid.
(b)    The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense and upon receipt of an Officer’s Certificate, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture or the Note Security Documents. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of gross negligence or willful misconduct.
(c)    (i) Excess Collateral withdrawn from the Collateral Account and (ii) Eligible Investments sold in compliance with Section 1103 (but not the proceeds of such Eligible Investments) shall in each case be automatically released shall from the Liens securing the Notes upon transfer from the Collateral Account.
Section 1203.    [Reserved].
Section 1204.    Suits to Protect the Collateral. Upon the occurrence and during the continuation of an Event of Default of this Indenture, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may, or may direct the Note Collateral Agent to, take all actions it deems necessary or appropriate in order to:
(a)    enforce any of the terms of the Note Security Documents; and
(b)    collect and receive any and all amounts payable in respect of the obligations hereunder, provided that unless an Event of Default pursuant to Section 601(i) has occurred and is continuing, the Note Collateral Agent shall not take any action under clause (b) above or any other action consisting of foreclosing on the Collateral or applying Collateral or proceeds thereof to payments of Obligations under the Notes or any other obligations without the prior written consent of the Company.
Subject to the provisions of the Note Security Documents, the Trustee shall have the power to, or direct the Note Collateral Agent to, institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that the Trustee reasonably believes are unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may reasonably deem expedient to preserve or protect the interests of the Note Collateral Agent and the Trustee and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 1204 shall be considered to impose any such duty or obligation to act on the part of the Trustee or Note Collateral Agent.

Notwithstanding the foregoing, and anything else in this Indenture or the Note Security Documents to the contrary, at all times, the Company and the Segregated Account (if not merged with and into the Company) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way.
None of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any third party beneficiary rights under, relating to or in respect of the RMBS Litigation. Each of the Trustee, the Note Collateral Agent and, by its acceptance of the Notes, each Holder, agrees that it shall not, and further agrees that it shall procure that none of its affiliates, representatives, employees, directors, shareholders or agents shall, take any action, whether direct or indirect, that is intended to, or could be reasonably expected to, interfere with, or influence the value, settlement discussions, legal arguments, timing of, the prosecution or resolution, in any way whatsoever, any RMBS Litigation or other litigation to which the Company or the Segregated Account is a party.
Section 1205.    Authorization of Receipt of Funds by the Trustee under the Note Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Note Collateral Agent under the Note Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 1206.    Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.
Section 1207.    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII, upon the Company with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 1208.    Reports and Certificates Relating to Collateral. Any release of Collateral permitted by Section 1202 shall be deemed not to impair the Liens under this Indenture and the Collateral Agreement and the other Note Security Documents in contravention thereof.

Section 1209.    Note Collateral Agent. %3) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Note Collateral Agent as its collateral agent under this Indenture and the Note Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Note Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Note Security Documents to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Security Documents, together with such powers as are reasonably incidental thereto. The Note Collateral Agent agrees to act as such on the express conditions contained in this Section 1209. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Note Security Documents, the Note Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Note Security Documents or otherwise exist against the Note Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Note Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Note Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Note Collateral Agent is expressly entitled to take or assert under this Indenture and the Note Security Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
(a)    The Note Collateral Agent may execute any of its duties under this Indenture or the Note Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and the Note Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.
(b)    No provision of this Indenture shall be construed to relieve the Note Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of the third and fourth sentences of Section 1209(a); and (ii) the Note Collateral Agent shall not be liable for any error of judgment made in good faith by the Note Collateral Agent, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Note Collateral Agent assumes no responsibility for their correctness. The Note Collateral Agent makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Note Collateral Agent represents that it is duly authorized to execute and deliver this Indenture and the Note Security Documents and perform its obligations hereunder and thereunder. The

Note Collateral Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. None of the Note Collateral Agent or any of its agents shall be under any obligation to the Trustee or any Holder to ascertain or inquire as to the observance or performance by the Company of any agreements contained in, or conditions of, this Indenture or the Note Security Documents, or to inspect the properties, books or records of the Company.
(c)    The Note Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Note Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Note Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 1209); provided, however, that unless and until the Note Collateral Agent has received any such request, the Note Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
(d)    A resignation or removal of the Note Collateral Agent and appointment of a successor Note Collateral Agent shall become effective only upon the successor Note Collateral Agent’s acceptance of appointment as provided in this Section 1209(e). The Note Collateral Agent may resign in writing at any time by so notifying the Company and the Trustee at least 30 days prior to the proposed date of resignation. The Note Collateral Agent may be removed at any time by the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. The Company may remove the Note Collateral Agent if: (i) the Note Collateral Agent is removed as Trustee under this Indenture; (ii) the Note Collateral Agent fails to meet the requirements for being a Trustee under Section 709; or (iii) the Note Collateral Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. If the Note Collateral Agent resigns or is removed or if a vacancy exists in the office of Note Collateral Agent for any reason, the Company shall promptly appoint a successor Note Collateral Agent that complies with the eligibility requirements contained in this Indenture. If a successor Note Collateral Agent does not take office within 10 days after the retiring Note Collateral Agent resigns or is removed, the retiring Note Collateral Agent, the Company or the Holders of at least 10% in principal amount of the then-Outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent. A successor Note Collateral Agent shall deliver a written acceptance of its appointment to the retiring Note Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Note Collateral Agent shall become effective, and the successor Note Collateral Agent shall have all the rights, powers and the duties of the Note Collateral Agent under this Indenture and the Note Security Documents. The successor Note Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Note Collateral Agent shall promptly transfer all property and assets held by it as Note Collateral Agent to the successor Note Collateral Agent, provided that all sums owing to the Note

Collateral Agent hereunder have been paid. Notwithstanding replacement of the Note Collateral Agent pursuant to this Section 1209(e), the Company’s obligations under this Section 1209 and Section 1211 shall continue for the benefit of the retiring Note Collateral Agent and the retiring Note Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Note Collateral Agent under this Indenture.
(e)    The Note Collateral Agent shall be authorized to appoint co-note collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Note Security Documents, neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Note Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
(f)    The Note Collateral Agent and the Trustee, as applicable, are authorized and directed to (i) enter into the Note Security Documents, (ii) bind the Holders on the terms as set forth in the Note Security Documents and (iii) perform and observe its obligations under the Note Security Documents. The Note Collateral Agent and Trustee are hereby authorized to take any action contemplated by the preceding sentence, and any such amendments, amendments and restatements, restatements or waivers of, or supplements, or other modifications to the Note Security Documents shall be effective notwithstanding the provisions of Article IX. It is hereby expressly acknowledged and agreed that in doing so the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Note Collateral Agent and the Trustee, as applicable, each agrees at the Company’s expense to execute and deliver any amendment to, waiver of, or supplement to any Note Security Document authorized pursuant to Article IX.
(g)    The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Note Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(h)    Neither the Note Collateral Agent nor the Trustee shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered, or that the Liens securing the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Grantor’s (as defined in the Collateral Agreement) property constituting Collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Note Collateral Agent may act in any manner it may in good faith deem appropriate, in its sole discretion and in accordance with this Indenture, and that the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(i)    The Note Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by an authorized officer, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Note Collateral Agent may agree in writing with the Company (and money held in trust by the Note Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Note Collateral Agent shall not be construed to impose duties to act.
(j)    If at any time the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payment with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payment received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) any payment from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with any such endorsement as may be required to negotiate the same to the Note Collateral Agent.
(k)    The Trustee and the Note Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets that can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Note Collateral Agent thereof, and shall deliver such

Collateral to the Note Collateral Agent or otherwise deal with such Collateral in accordance with the Note Collateral Agent’s instructions.
(l)    The Note Collateral Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company as though the Note Collateral Agent was not the Note Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, the Note Collateral Agent and its Affiliates may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Note Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Note Collateral Agent to advance funds.
Section 1210.    Compensation and Indemnification. The Note Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 707 (with the references to the Trustee therein applying herein to refer to the Note Collateral Agent).
Section 1211.    The Note Security Documents. Each of the Trustee and the Note Collateral Agent is hereby directed and authorized to execute and deliver any Note Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Section 1212.    [Reserved].
Section 1213.    Confidentiality
. Each of the Note Collateral Agent and the Trustee agrees to keep any information supplied by the Company, any parent of the Company, or any of their respective Subsidiaries or on behalf of the Company or such parent, or any of their respective Subsidiaries or obtained by it based on a review of books and records relating to the Company, any parent of the Company or any of their respective Subsidiaries confidential from anyone other than its Affiliates (provided that each such Affiliate keeps such information confidential in accordance herewith) and to use (and cause such Affiliate to use) such information only in connection with the duties specifically set forth in this Indenture and the Note Security Documents; provided that nothing herein shall prevent the Note Collateral Agent, the Trustee or any such Affiliate from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Note Collateral Agent, the Trustee or any such

Affiliate, (c) that had been publicly disclosed other than as a result of a disclosure by the Note Collateral Agent, the Trustee or any such Affiliate that is prohibited by the terms of this Section 1213, (d) already in the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s possession (other than information provided to the Note Collateral Agent, the Trustee or any such Affiliate known by the Note Collateral Agent, the Trustee or such Affiliate to be subject to any confidentiality agreement or undertaking in favor of the Company, any parent of the Company, or any of their respective Subsidiaries) prior to its receipt of such information from the Company or such parent or any of their respective Subsidiaries or from another Person supplying it on behalf of the Company or such parent or any of their respective Subsidiaries or from its review of books and records described above (as the case may be), (e) in connection with any litigation to which the Note Collateral Agent, the Trustee or any such Affiliate may be a party, to the extent compelled by legal process in such litigation, (f) to the extent necessary or advisable in connection with the exercise of any remedy hereunder, or (g) to the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s legal counsel and independent auditors; provided that such counsel and auditors keep such information confidential in accordance herewith; provided that, in the case of clause (a), (b) or (e), the Note Collateral Agent or the Trustee, as applicable, shall, to the extent practicable and legally permissible, notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.
AMBAC ASSURANCE CORPORATION
By:     /s/ David Trick
Name:    David Trick
Title:    Executive Vice President, Chief
        Financial Officer & Treasurer

[Signature Page to Tier 2 Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
By:     /s/ Stacey B. Poindexter
Name:    Stacey B. Poindexter
Title:    Vice President
THE BANK OF NEW YORK MELLON,
as Note Collateral Agent
By:     /s/ Stacey B. Poindexter
Name:    Stacey B. Poindexter
Title:    Vice President

[Signature Page to Tier 2 Notes Indenture]

EXHIBIT A

Form of Note
(FACE OF NOTE)
AMBAC ASSURANCE CORPORATION
8.5% Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055
CUSIP No. [ ]
No. __________    $ ________
Ambac Assurance Corporation, a Wisconsin-domiciled insurance company (together with its successors and assigns, the “Company”), promise to pay to ________________________, or its registered assigns, the principal sum of $________________ ([ ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof and any provision providing for increases in principal amount of Notes resulting from any payment of PIK Interest) (the “Principal Amount”) on February 12, 2055.
The Company promises to pay interest quarterly in arrears on the last day of each calendar quarter of each year, commencing March 31, 2018 at the rate of 8.5% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Scheduled Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15, or December 15 (whether or not a Business Day), as the case may be, next preceding such Scheduled Interest Payment Date. Notwithstanding any other provision of the Indenture or this Note, interest that is paid in the form of PIK Interest in accordance with the terms of the Indenture shall be considered paid or duly provided for, for all purposes of the Indenture and this Note, and shall not be considered overdue. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Defaulted Interest Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest (other than PIK Interest) on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Company maintained for that purpose; provided, however, that, at the option of the Company, payment of interest (other than PIK Interest) may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
AMBAC ASSURANCE CORPORATION, a Wisconsin-domiciled insurance company
By:
    Name:
    Title:

This is one of the Notes referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON
As Trustee
By_____________________________
    Authorized Signatory
Dated:

(REVERSE OF NOTE)
This Note is one of the duly authorized issue of Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055 of the Company (herein called the “Notes”), issued under an Indenture, dated as of February 12, 2018 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company, as issuer, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and note collateral agent (herein called the “Note Collateral Agent”, which term includes any successor Note Collateral Agent under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.
All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Section 1002 of the Indenture. Under certain circumstances, the Notes will be mandatorily redeemable as provided in Section 1009 of the Indenture.
The Notes will not be entitled to the benefit of a sinking fund.
The Indenture permits, with certain exceptions as therein provided (including certain amendments that require the consent of each affected Holder), the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (as such terms are defined in the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes (as such terms are defined in the Indenture), on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25.0% in principal amount of the Notes at the time Outstanding (which contain such Event of Default) shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes (as such terms are defined in the Indenture) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, subject to the provisions of the Indenture in respect of increases in principal amount of Notes resulting from any payment-in-kind interest (i.e., if PIK Notes may be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof). As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.
No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under the Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this

Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTE) THE HOLDER HEREOF AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
Ambac Assurance Corporation
(Attention: General Counsel)
1 State Street Plaza
New York, NY 10004

[NAME OF REGISTRAR]
[Registrar address block]
Re: 8.5% Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055 (the “Notes”)
Reference is hereby made to the Indenture, dated as of February 12, 2018 (the “Indenture”), among Ambac Assurance Corporation, as issuer (the “Company”), and The Bank of New York Mellon, as trustee and note collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. As used herein, “Restricted Global Note” means a Global Note that is a Restricted Security.
______________________ (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $___________ in such Notes or interests (the “Transfer”), to ______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in the Permanent Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S as applicable under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the undersigned is a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or the undersigned is an officer or director of the Company or a distributor, the undersigned certifies that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S, (v) if the proposed transfer is being made prior to the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture), (vi) if the proposed transfer is being made prior to the Resale Restriction Termination Date, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person and (vii) the undersigned has advised the transferee of the transfer restrictions applicable to the Notes. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.
3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and, accordingly, the Transferor hereby further certifies that (check one):
(a)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b)    such Transfer is being effected to the Company or a subsidiary thereof;
(c)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(d)    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Physical Notes and in the Indenture and the Securities Act.
4. Check if Transferee will take delivery of a beneficial interest in a Global Note that is an Unrestricted Security or of a Physical Note that is an Unrestricted Security.
(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

    [Insert Name of Transferor]
By:
Name:
Title:
Dated: _______________, 20__

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)     a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP _________), or

(ii)	Temporary S Global Note (CUSIP _________), or

(iii)	Permanent Regulation S Global Note (CUSIP _________), or

(iv)	IAI Global Note (CUSIP _________); or
(b)        a Restricted Physical Note.
2.    After the Transfer the Transferee will hold, in accordance with the terms of the Indenture:
[CHECK ONE]
(a)    a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP _________), or

(ii)	Temporary Regulation S Global Note (CUSIP _________), or

(iii)	Permanent Regulation S Global Note (CUSIP _________), or

(iii)	IAI Global Note (CUSIP _________); or

(iv)	Unrestricted Global Note (CUSIP _________); or
(b)        a Restricted Physical Note; or
(c)        an Unrestricted Physical Note.

EXHIBIT C

Form of Certificate of Beneficial Ownership
On or after [__________], 20[  ]
The Bank of New York Mellon, as Trustee
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust – Dealing & Trading Group

Re:	Ambac Assurance Corporation (the “Company”) 8.5% Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055 (the “Notes”)
Ladies and Gentlemen:
This letter relates to $________ principal amount of Notes represented by the offshore temporary global note certificate (the “Temporary Regulation S Global Note”). Pursuant to Section 313(4) of the Indenture dated as of February 12, 2018, relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Regulation S Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”).
You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,

[Name of Holder]
By:
    Authorized Signatory

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EXHIBIT D

[Form of Certificate from Acquiring Institutional Accredited Investors]
Certificate from Acquiring Institutional Accredited Investor
The Bank of New York Mellon, as Trustee
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust – Dealing & Trading Group

Re:	Ambac Assurance Corporation (the “Company”) 8.5% Senior PIK Notes Secured by Certain Interests in Proceeds of Certain RMBS Litigation Due 2055 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $_____ aggregate principal amount of Notes, we confirm that:
1.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February 12, 2018 relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.
3.    We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to

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you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
(Name of Transferee)
By: ____________________________________
                   Authorized Signature

D-2

EXHIBIT E

COLLATERAL AGREEMENT
made by
AMBAC ASSURANCE CORPORATION
in favor of
THE BANK OF NEW YORK MELLON
as Note Collateral Agent, Trustee and Paying Agent
Dated as of February 12, 2018

E-1

EXHIBIT E

TABLE OF CONTENTS
Page
ARTICLE I

DEFINED TERMS
Section 1.1    Definitions    1
Section 1.2    Other Definitional Provisions    3
ARTICLE II

GRANT OF SECURITY INTEREST
Section 2.1    Grant    4
Section 2.2    Establishment of the Collateral Account    4
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Company    4
ARTICLE IV

COVENANTS
Section 4.1    Covenants of the Company    7
ARTICLE V

REMEDIAL PROVISIONS
Section 5.1    Application of Proceeds    9
Section 5.2    Code and Other Remedies    9
Section 5.3     Waiver; Deficiency    10
Section 5.4    Control of the RMBS Litigation    10
ARTICLE VI

THE NOTE COLLATERAL AGENT
Section 6.1    Duty of the Note Collateral Agent    10
Section 6.2    Financing Statements    11

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Section 6.3    Custody and Related Services    11
Section 6.4    Authority of the Note Collateral Agent    12
Section 6.5    Rights of the Note Collateral Agent    13
ARTICLE VII
MISCELLANEOUS
Section 7.1    Amendments in Writing    13
Section 7.2    Notices    13
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies    13
Section 7.4    Successors and Assigns    14
Section 7.5    Counterparts    14
Section 7.6    Severability    14
Section 7.7    Section Headings    14
Section 7.8    Integration    14
Section 7.9    GOVERNING LAW    14
Section 7.10    Submission to Jurisdiction; Waivers    14
Section 7.11    Acknowledgments    15
Section 7.12    WAIVER OF JURY TRIAL    16
Section 7.13    Releases    16

SCHEDULES

1	Notice Address of the Company

2	Perfection Matters

3	Financing Statements from Permitted Collateral Liens or Liens to be Terminated on Issue Date

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COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of February 12, 2018, (as amended, supplemented or otherwise modified from time to time, this “Agreement”) made between Ambac Assurance Corporation, a Wisconsin-domiciled insurance company (the “Company”), as issuer, and The Bank of New York Mellon, as Trustee, Paying Agent and Note Collateral Agent (in such capacity, and together with its successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as such term is defined herein).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Indenture, dated as of February 12, 2018, (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee and note collateral agent on behalf of the Holders, the Company has issued 8.5% Senior PIK Notes Secured by Junior Interests in RMBS Litigation Due 2055 issued on the Issue Date in an initial aggregate principal amount of $240 million (collectively, with any notes issued in respect thereof pursuant to Sections 304, 305, 306, 312(c), 312(d) or 1008 of the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;
WHEREAS, in accordance with the terms of the Indenture, the Company shall execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Trustee and Note Collateral Agent to enter into the Indenture on the Issue Date and to induce the Holders to purchase the Notes issued on the Issue Date, and in consideration of other valuable consideration (which receipt is hereby acknowledged), the Company hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
Section 1.1    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.
(b)    The following terms shall have the following meanings:
“Agreement”: this Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

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“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Collateral”: as defined in Section 2.1
“Collateral Account”: as defined in Section 2.2.
“Company”: as defined in the Preamble hereto.
“Default”: as defined in the Indenture.
“Event of Default”: as defined in the Indenture.
“Foreign Jurisdiction”: a jurisdiction other than the United States of America or a jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.
“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Holder” or “Noteholder”: as defined in the Indenture.
“Indebtedness”: as defined in the Indenture.
“Indenture”: as defined in the recitals hereto.
“Lien”: as defined in the Indenture.
“Note Collateral Agent”: as defined in the Preamble hereto.
“Note Documents”: the collective reference to the Indenture, the Notes, this Agreement, and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.
“Note Security Documents”: as defined in the Indenture.
“Notes”: as defined in the recitals hereto.
“Obligations”: the collective reference to: all obligations and liabilities of the Company in respect of the unpaid principal of and interest on (including interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any

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petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes or the other Note Documents entered into or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such agreement or a termination of any transaction entered into pursuant to any such agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document).
“Permitted Collateral Liens”: means Permitted Liens (as defined in the Indenture) set forth in clauses (a), (b), (c), (d) and (n) of the definition thereof (and for clause (n) of the definition thereof, only to the extent that such Permitted Liens secure Permitted Indebtedness incurred pursuant to clause (a) of the definition of “Permitted Indebtedness” (as defined in the Indenture)).
“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity.
“Proceeds”: all “proceeds” as such term is defined in the Code.
“RMBS Litigation”: as defined in the Indenture.
“Secured Parties”: the collective reference to the Trustee, the Note Collateral Agent, the Paying Agent, the Holders, and each of their respective successors and assigns and their permitted transferees and endorsees.
“Segregated Account”: as defined in the Indenture.
“Tier II Net Proceeds”: as defined in the Indenture.
Section 1.2    Other Definitional Provisions.
(a)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise expressly provided herein, any definition of or reference to any agreement (including this

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Agreement and the other Note Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein).
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    All references in this Agreement to any of the property described in the definition of the term “Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral.
ARTICLE II
GRANT OF SECURITY INTEREST
Section 2.1    Grant. The Company hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Company a security interest in all right, title and interest of the Company in the following property (wherever located) whether now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest:
(a)    the Collateral Account;
(b)    the right to receive Tier II Net Proceeds; and
(c)    to the extent not otherwise included, all Proceeds and products of any of the foregoing (collectively, the “Collateral”).
Section 2.2    Establishment of the Collateral Account. The Note Collateral Agent shall establish a single, segregated securities account in its records as securities intermediary and in the name of the Company which shall be designated as the “Collateral Account”. For purposes of Articles 8 and 9 of the Code, the “securities intermediary’s jurisdiction” of the Note Collateral Agent shall be the State of New York and the law in force in the State of New York shall be applicable to all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary. The Note Collateral Agent in its capacity as securities intermediary and the Company acknowledge that there are no other account agreements governing the Collateral Account or if there are, the parties agree that such agreements are amended to provide that their governing law is consistent with the preceding sentence. The Note Collateral Agent also represents that it has a physical office in the State of New York which is engaged in a business or other regular activity of maintaining securities accounts.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Note Collateral Agent on the date hereof that:
3.1.1    Title; No Other Liens. Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Collateral Liens, the Company owns each item of the Collateral free and clear of any and all Liens securing Indebtedness. To the knowledge of the Company, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of the Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except, in each case, such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or other than as listed on Schedule 3 hereto.
3.1.2    Perfected First Priority Liens.
(a)    This Agreement is effective to create, as collateral security for the Obligations of the Company, valid and enforceable Liens on the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)    Except with regard to any rights in favor of the United States government as required by law (if any), upon the completion of the Filings, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens on the Collateral of all other Persons securing Indebtedness, in each case other than Permitted Collateral Liens, and enforceable as such as against all other Persons, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this Section 3.1.2(b), the following terms shall have the following meanings:
“Filings”: the filing or recording of the Financing Statements as set forth in Schedule 2.

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“Financing Statements”: the financing statements filed or authorized for filing by the Company in the jurisdictions listed in Schedule 2.
3.1.3    Jurisdiction of Organization. On the date hereof, the Company’s jurisdiction of organization is Wisconsin.
3.1.4    Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Wisconsin, with power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under the Note Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents.
3.1.5    Note Documents. Each of the Note Documents has been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the counterparties thereto, as applicable), will be duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
3.1.6    Absence of Existing Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party.
3.1.7    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Note Documents, and compliance with the terms and provisions hereof and thereof, will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or by-laws of the Company (other than any violation of or conflict with any such charter or by-laws that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the

6

Company to perform its obligations under the Note Documents), (b) any order, law, treaty, rule, regulation, judgment or determination applicable to the Company of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over the Company (other than any violation of or conflict with any such order, law, treaty, rule, regulation, judgment or determination that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents) or (c) the terms of any bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument to which the Company is a party or by which it is bound or by which any of its properties is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any such bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument (other than any conflict, breach or default or lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the performance by the Company of its obligations under the Note Documents.
3.1.8    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) is required for the execution by the Company of the Note Documents, or the consummation of the transactions contemplated hereby or thereby, or for the performance by the Company of its obligations under the Note Documents, except those that have been already obtained.
ARTICLE IV
COVENANTS
Section 4.1    Covenants of the Company. The Company covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:
4.1.1    Maintenance of Perfected Security Interest; Further Documentation.
(a)    The Company shall use commercially reasonable efforts to maintain the security interest created by this Agreement in the Collateral as a perfected security interest as and to the extent described in Section 3.1.2 and to defend the security interest created by this Agreement in the Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Company.

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(b)    Except as otherwise permitted by the Indenture, the Company will not impair the rights of the Note Collateral Agent in the Collateral.
(c)    The Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required or reasonably requested by the Note Collateral Agent (acting at the direction of the requisite Holders pursuant to the terms of the Indenture and in each case at the sole expense of the Company), so as at all times to maintain the validity, perfection, enforceability and priority of the security interest in and Lien on the Collateral granted to the Note Collateral Agent in this Agreement or to enable the Note Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens on the Collateral other than Permitted Collateral Liens, (ii) filing any financing and continuation statements or similar documents, and (iii) promptly executing and delivering control agreements, and, during the continuance of an Event of Default pursuant to Section 601(i) of the Indenture, instruments of pledge, notices and assignments and other documents, in each case solely relating to the creation, validity, perfection, maintenance or continuation of the Note Collateral Agent’s security interest in and Lien on the Collateral; provided that, notwithstanding any other provision of this Agreement or any other Note Document, the Company will not be required (x) to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in any Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case, Collateral consisting of the Collateral Account or the Eligible Investments on deposit therein, if such Collateral consisting of the Collateral Account is located in a Foreign Jurisdiction or (y) to deliver control agreements with respect to, or confer perfection by “control” over, any deposit, bank or securities account or other Collateral, other than with respect to the Collateral Account or any other deposit, bank or securities account into which the Tier II Net Proceeds or Eligible Investments may be deposited.
(d)    Upon the occurrence and during the continuance of an Event of Default pursuant to Section 601(i) of the Indenture, the Note Collateral Agent may liquidate, or notify any bank or securities intermediary in control of any deposit account or securities account or any related investment property to liquidate, such Collateral and remit the proceeds thereof to the Note Collateral Agent.
4.1.2    Changes in Name, Jurisdiction of Organization, etc. The Company will give prompt written notice to the Note Collateral Agent of any change in its name or location (as determined by Section 9-307 of the Code) (whether by merger or otherwise) (and in any event within 30 days of such change); and within 10 days after such notice, the Company shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably

8

necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Note Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
4.1.3    Maintenance of Records. The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.
4.1.4    Delivery of Collateral Account Statement. The Note Collateral Agent agrees to allow the Noteholders access (including electronic access) to copies of all monthly account statements it delivers to the Company in respect of the Collateral Account.
4.1.5    Payment Direction for Tier II Net Proceeds. The Company shall direct any defendant in the RMBS Litigation to pay any cash Tier II Net Proceeds directly into the Collateral Account; provided that the failure on the part of any such defendant to so pay shall not constitute a Default hereunder.
ARTICLE V
REMEDIAL PROVISIONS
Section 5.1    Application of Proceeds. It is agreed that if an Event of Default pursuant to Section 601(i) of the Indenture shall occur and be continuing, any and all Proceeds of the Collateral (as defined in the Indenture) received by the Note Collateral Agent (whether from the Company or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Company (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the Company then due and owing in the following order of priority:
First: to the payment of all amounts due the Trustee under Section 707 of the Indenture;
Second: to the payment of all amounts due the Note Collateral Agent under Section 1210 of the Indenture; and
Third: to the payment of the amounts then due and unpaid upon the other Obligations of the Company ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application

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of Proceeds shall be made on a pro rata basis as between and among the Holders and their respective successors and assigns and their permitted transferees and endorsees;
Fourth: to be held as Collateral in the Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnification obligations) on the Notes; and
Fifth: to the Company.
Section 5.2    Code and Other Remedies. If an Event of Default pursuant to Section 601(i) of the Indenture shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.2, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Collateral Agent and the other Secured Parties hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Company then due and owing, in the order of priority specified in Section 5.2. To the extent permitted by applicable law, (i) the Company waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required

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by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Notwithstanding the foregoing, unless an Event of Default pursuant to Section 601(i) of the Indenture has occurred and continues, the Note Collateral Agent shall not take any action without the prior written consent of the Company (A) to collect and receive payments in respect of Obligations or (B) to foreclose on the Collateral or apply Collateral or proceeds thereof to payments of Obligations or any other obligations; provided that the mere exercise of control over the Collateral Account (without the application of any assets in such Collateral Account to the Obligations or to any other obligations) shall not constitute a foreclosure hereunder.
Section 5.3    Waiver; Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Notes, reimbursement obligations constituting Obligations of the Company and, to the extent then due and owing, all other Obligations of the Company and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.
Section 5.4    Control of the RMBS Litigation. Notwithstanding any of the foregoing, or anything else in this Agreement, the Indenture or the other Note Documents to the contrary, at all times, the Company and the Segregated Account (if not merged with and into the Company) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way.
ARTICLE VI
THE NOTE COLLATERAL AGENT
Section 6.1    Duty of the Note Collateral Agent. The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers. The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they

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nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).
Section 6.2    Financing Statements. Pursuant to any applicable law, the Company authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such filing offices at the Note Collateral Agent’s sole discretion and as the Note Collateral Agent reasonably determines appropriate to perfect or continue the perfection of the security interests of the Note Collateral Agent under this Agreement, provided, however, such authorization shall not relieve the Company from its obligation to take all actions necessary to perfect and maintain the perfection of the Note Collateral Agent’s Lien on the Collateral as provided for herein, which includes the filing of any financing statements or continuation statements. All charges, expenses and fees that the Note Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Company to the Note Collateral Agent immediately upon demand. Notwithstanding the foregoing, nothing in this Section 6.2 obligates the Note Collateral Agent to file or record financing statements or other filing or recording documents or instruments with respect to the Collateral. The Note Collateral Agent agrees to notify the Company of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.
Section 6.3    Custody and Related Services .
(a)    With respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein, the Note Collateral Agent shall notify the Company of the date or dates by when such rights must be exercised or such action must be taken provided that the Note Collateral Agent has received, from the Issuer or the relevant depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Note Collateral Agent shall have no liability for failing to so notify the Company.
(b)    The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Collateral held on behalf of the Company or any transaction related thereto. The Company shall indemnify the Note Collateral Agent for the amount of any Tax that the Note Collateral Agent or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Company (including any payment of Tax required by reason of an earlier failure to withhold). Notwithstanding the foregoing sentence, the Note Collateral Agent acknowledges that the Company is a U.S. corporation for U.S. federal income tax purposes and, therefore, agrees that no U.S. withholding Tax is required to be

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withheld on any payment made to the Company. The Note Collateral Agent shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Collateral and any proceeds or income from the sale, loan or other transfer of any Collateral. In the event that the Note Collateral Agent is required under applicable law to pay any Tax on behalf of the Company, the Note Collateral Agent is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, the Note Collateral Agent shall promptly notify the Company of the additional amount of cash required, and the Company shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by the Note Collateral Agent as specified herein. In the event that the Note Collateral Agent or the Company reasonably believes that the Company is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Company under any applicable law, the Note Collateral Agent shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Note Collateral Agent shall have received from the Company all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that the Note Collateral Agent reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, the Note Collateral Agent shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Company to the Note Collateral Agent hereunder. The Company hereby agrees to indemnify and hold harmless the Note Collateral Agent in respect of any liability arising from any under withholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.
Section 6.4    Authority of the Note Collateral Agent. The Company acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Company, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1209 of the Indenture.

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Section 6.5    Rights of the Note Collateral Agent. The Bank of New York Mellon is acting under this Agreement solely in its capacity as Note Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Note Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were fully set forth herein.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Note Collateral Agent, subject to Article IX of the Indenture; provided that any provision of this Agreement imposing obligations on the Company may be waived by the Note Collateral Agent in a written instrument executed by the Note Collateral Agent. In addition, the Indenture and any of the other Note Documents may be amended in accordance with the terms thereof.
Section 7.2    Notices. All notices, requests and demands to or upon the Note Collateral Agent or the Company hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon the Company shall be addressed to the Company at its notice address set forth on Schedule 1, unless and until the Company shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies. None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 7.4    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Note Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Company may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Note Collateral Agent, except as permitted hereby or by the Indenture.

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Section 7.5    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 7.6    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.7    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 7.8    Integration. This Agreement and the other Note Documents represent the entire agreement of the Company, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Note Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.
Section 7.9    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 7.10    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Note Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which

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case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.10 (a) would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Trustee or the Note Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 7.10(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which the Note Collateral Agent (in the case of any other party hereto) or the Company (in the case of the Note Collateral Agent) shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.10 any punitive damages.
Section 7.11    Acknowledgments. The Company hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;
(b)    none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company, on the one hand, and the Note Collateral Agent and the other Secured Parties,

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on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Company and the Secured Parties.
Section 7.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section 7.13    Releases.
(a)    Subject to Section 106 of the Indenture, the Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1202 of the Indenture. Upon such release, all rights in the Collateral so released shall revert to the Company.
(b)    The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.
[Remainder of page left blank intentionally; signature page to follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.
AMBAC ASSURANCE CORPORATION
By:_______________________________
Name:
Title:

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Acknowledged and Agreed to as
of the date hereof by:
The Bank of New York Mellon,
in its capacity as Note Collateral Agent
By: _______________________________
    Name:
    Title:

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SCHEDULE 1
NOTICE ADDRESS OF THE COMPANY
Ambac Assurance Corporation
1 State Street Plaza
New York, NY 10004
Attention: General Counsel
with copies to:
Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Steven J. Slutzky and Scott B. Selinger
Facsimile: 212-909-6836
Telephone: 212-909-6000

SCHEDULE 2
PERFECTION MATTERS

UCC Filings

State	Filing Office	Document Filed
Wisconsin	Wisconsin Department of Financial Institutions	Form UCC-1

SCHEDULE 3
FINANCING STATEMENTS FROM PERMITTED COLLATERAL LIENS OR LIENS TO BE TERMINATED ON ISSUE DATE